                        UNIVERSAL FOREST PRODUCTS, INC.
                             2801 East Beltline NE
                             Grand Rapids, MI 49525

                            NOTICE OF ANNUAL MEETING

    The Annual Meeting of Shareholders of Universal Forest Products, Inc. will be held in the Continental Ballroom at the Amway Grand Plaza Hotel, 187 Monroe NW, Grand Rapids, Michigan, on Wednesday, April 18, 2001, at 8:30 a.m. local time (registration begins at 8:00 a.m.) for the following purposes:

    (1) Election of two directors for three-year terms expiring in 2004.

    (2) The transaction of such other business as may properly come before the meeting.

    Shareholders of record at the close of business on March 1, 2001, are entitled to notice of, and to vote, at the meeting.

    To vote by telephone, shareholders of record (shareholders who possess a certificate representing their shares) may call toll free on a touch-tone telephone 1-800-PROXIES (1-800-776-9437), enter the control number located on the proxy card and follow the recorded instructions. To vote on the Internet, go to the site http://www.voteproxy.com, enter the control number located on the proxy card and follow the instructions provided.

    If your shares are held through a bank or broker (referred to as "street name"), you may also be eligible to vote your shares electronically. Follow the instructions on your voting form, using either the toll free telephone number or the Internet address that is listed.

    A copy of the Annual Report to Shareholders for the year ended December 30, 2000, is being mailed to you concurrently with this Notice.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Matthew J. Missad, Secretary

March 20, 2001
Universal Forest Products, Inc.
2801 East Beltline NE
Grand Rapids, Michigan 49525

        YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING,
           PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

                        UNIVERSAL FOREST PRODUCTS, INC.
                             2801 East Beltline NE
                          Grand Rapids, Michigan 49525

                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 18, 2001

                                PROXY STATEMENT
                            SOLICITATION OF PROXIES

    This Proxy Statement and the enclosed Proxy are being furnished to holders of Common Stock, no par value, of Universal Forest Products, Inc. (the "Company"). The Board of Directors is soliciting proxies for use at the Annual Meeting of Shareholders to be held on April 18, 2001, and at any adjournment of that meeting. The annual meeting will be held in the Continental Ballroom of the Amway Grand Plaza Hotel, 187 Monroe NW, Grand Rapids, Michigan, at 8:30 a.m. local time. Registration for the meeting begins at 8:00 a.m.

    If the enclosed Proxy is properly executed and returned to the Company, the shares represented by the Proxy will be voted at the annual meeting and at any adjournment thereof. If a shareholder specifies a choice, the Proxy will be voted as specified. If no choice is specified, the shares represented by the Proxy will be voted for the election of all nominees named in the Proxy Statement and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting. A Proxy may be revoked at any time before it is exercised, by written notice delivered to the Secretary of the Company, by executing a subsequent Proxy, or by attending the annual meeting and voting in person.

    The cost of the solicitation of proxies will be paid by the Company. In addition to the use of the mail, proxies may be solicited personally, by telephone, by facsimile or by electronic mail by regular employees of the Company who will not receive additional compensation for soliciting proxies. The Company does not intend to pay any compensation for the solicitation of proxies, except that brokers, nominees, custodians and other fiduciaries will be reimbursed by the Company for their expenses in connection with sending proxy materials to beneficial owners and obtaining their proxies.

                               VOTING SECURITIES

    Holders of record of Common Stock at the close of business on March 1, 2001, will be entitled to vote at the annual meeting. As of March 1, 2001, there were 19,706,769 shares of Common Stock outstanding. A shareholder is entitled to one vote for each share of Common Stock registered in the shareholder's name at the close of business on March 1, 2001. Votes cast at the meeting or submitted by Proxy will be counted by inspectors of the meeting who will be appointed by the Company.

                             ELECTION OF DIRECTORS

    The Company's Articles of Incorporation provide that the Board of Directors, which consists of seven members unless otherwise specified by two-thirds of the Board, shall be divided into three classes, as equal in number as possible, with the classes to hold office for staggered terms of three years each. At the recommendation of the Nominating Committee, the Board of Directors has nominated incumbent directors William G. Currie and Philip M. Novell for re-election as directors for three-year terms expiring at the 2004 annual meeting.

    The persons named as proxy holders in the accompanying Proxy will vote for the above-named nominees, unless the shareholder directs them differently on the proxy card. If a nominee is not available for election as a director at the time of the annual meeting (a situation which is not now anticipated), the Board of Directors may designate a substitute nominee, and the accompanying Proxy will be voted for the substituted nominee.

    A vote of the shareholders holding a plurality of the shares present in person or represented by proxy is required to elect directors. The two individuals who receive the greatest number of votes cast at the meeting will be elected as directors. For purposes of counting votes on the election of directors, abstentions, broker non-votes, and shares otherwise withheld from voting will not be counted as shares cast at the meeting, and will not have an affect on the outcome of the election.

    The Board of Directors recommends a vote FOR the election of each person nominated by the Board.

    The following table provides certain biographical information for each person who is nominated for election as a director at the annual meeting and for each person who is continuing as an incumbent director.

NAMES, (AGES), POSITIONS AND BACKGROUNDS OF DIRECTORS AND NOMINEES      SERVICE AS A DIRECTOR
-------------------------------------------------------------------------------------------------
                               NOMINEES FOR TERMS EXPIRING IN 2004
WILLIAM G. CURRIE (53) is the Chief Executive Officer and Vice      Director since 1978.
Chairman of the Board of the Company. He joined the Company in
1971, serving as a salesman, general manager, vice president, and executive vice president. Since 1989, he has been the Chief
Executive Officer of the Company, and on January 1, 2000, also became Vice Chairman of the Board.
PHILIP M. NOVELL (63) is a consultant with the Compass Group of     Director since 1993.
Birmingham, Michigan. Mr. Novell retired as General Sales Manager   Member of Audit Committee.
for the Ford Division of Ford Motor Company on December 31, 1998,
with whom he had been affiliated since 1961. Mr. Novell is also a member of the Michigan Exposition and Fairgrounds Advisory
Council.
                          INCUMBENT DIRECTORS - TERMS EXPIRING IN 2002
LOUIS A. SMITH (61) is President of the law firm of Smith and       Director since 1993.
Johnson, Attorneys, P.C., of Traverse City, Michigan. Mr. Smith     Member of Audit Committee.
also serves as a director of Empire National Bank, is a Trustee for the Interlochen Center for the Arts and serves as a member of the Advisory Council to the University of Notre Dame Law School.
JOHN C. CANEPA (70) is a Consulting Principal for Crowe Chizek and  Director since 1996.
Company, LLP, of Grand Rapids, Michigan. Mr. Canepa retired as      Chairman of Audit Committee.
Chairman of the Board of Old Kent Financial Corporation on          Member of Personnel and
November 1, 1995, with whom he had been affiliated since its        Compensation Committee.
formation in 1972.
CARROLL M. SHOFFNER (68) is the Chairman of Shoffner Industries,    Director since 1998.
L.L.C. of Burlington, North Carolina, which he began in 1964. Mr.
Shoffner also serves on the board of Mid Carolina Bank of
Burlington.

NAMES, (AGES), POSITIONS AND BACKGROUNDS OF DIRECTORS AND NOMINEES      SERVICE AS A DIRECTOR
-------------------------------------------------------------------------------------------------
                          INCUMBENT DIRECTORS - TERMS EXPIRING IN 2003
PETER F. SECCHIA (63) joined the Company in 1962, and has been the  Director since 1967.
Chairman of the Board since March of 1971. From 1989 until January  Chairman of Nominating
of 1993, Mr. Secchia served as U.S. Ambassador to Italy. Mr.        Committee.
Secchia also serves as a director of Old Kent Financial
Corporation, and on the board of John Cabot University of Rome.
JOHN W. GARSIDE (61) is the President and Treasurer of Woodruff     Director since 1993.
Coal Company of Kalamazoo, Michigan. Mr. Garside serves as a        Chairman of Personnel and
commissioner for the Michigan Department of Transportation, and is  Compensation Committee.
also a director and member of the compensation committee of PRAB,
Inc.

    The Board of Directors has appointed an Audit Committee. The Audit Committee recommends the selection of independent accountants; approves the nature and scope of services to be performed by the independent accountants and reviews the range of fees for such services; confers with the independent accountants and reviews the results of the annual audit; reviews with the independent accountants the Company's internal auditing, accounting and financial controls; and reviews policies and practices regarding compliance with laws and conflicts of interest. During 2000, the Audit Committee held three formal meetings.

    The Board of Directors has a Nominating Committee that is responsible for recommending to the Board suitable candidates for nomination for positions on the Board of Directors and committees of the Board of Directors. During 2000, the Nominating Committee held one meeting. The Nominating Committee will consider nominees recommended by shareholders, provided that a recommendation is submitted in writing to the Chairman of the Nominating Committee at the address of the Company, on or before the 30th day preceding the date of the annual meeting, and includes a description of the proposed nominee, his or her consent to serve as a director and other information regarding the proposed nominee as would be required to be included in a proxy statement filed under the Securities Exchange Act.

    The Board of Directors has a Personnel and Compensation Committee, consisting entirely of outside directors, that is responsible for reviewing and recommending to the Board of Directors the timing and amount of compensation for key employees, including salaries, bonuses and other benefits. The Personnel and Compensation Committee also is responsible for administering the Company's stock option and other equity-based incentive plans, recommending retainer and attendance fees for non-employee directors, reviewing compensation plans and awards as they relate to key employees. During 2000, the Personnel and Compensation Committee held one meeting.

    During the Company's last fiscal year, there were four regular meetings of the Board of Directors, and the Board took action by unanimous written consent on three occasions. Each of the incumbent directors attended 75% or more of the aggregate number of meetings of the Board of Directors and meetings of committees on which they were eligible to attend.

COMPENSATION OF DIRECTORS

    Directors who are also employees of the Company receive no annual retainer and are not compensated for attendance at Board or committee meetings. Directors who are not employees of the Company receive a $10,000.00 annual retainer fee, plus $500.00 for attendance at each regular and special meeting of the Board of Directors. In addition, each outside Director is granted 100 shares of stock for each Board meeting attended, up to a maximum of 400 shares per year. Directors receive no compensation for attendance at a committee meeting held on the day of a Board meeting. However, a Director does receive a $500.00 meeting fee for a committee meeting held on a day other than the day of a Board meeting.

    Each Director who is not an employee of the Company may participate in the Director Retainer Stock Plan. The Director Retainer Stock Plan, approved by shareholders in April 1994, provides that each Director may elect to receive Company stock, on a deferred basis, in lieu of cash compensation for the Director's retainer and meeting fees.

    Directors receive reimbursement of ordinary and necessary expenses to attend meetings. The Chairmen of the Audit, Personnel and Compensation, and Nominating Committees do not receive additional compensation for serving as a Chairman.

                           OWNERSHIP OF COMMON STOCK

    The following table sets forth information as to each shareholder known to the Company to have been the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock as of March 1, 2001:

                    NAME AND ADDRESS OF                          AMOUNT AND NATURE OF        PERCENT
                      BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP(1)    OF CLASS(2)
------------------------------------------------------------------------------------------------------
Peter F. Secchia                                                     4,055,810(3)             20.3%
2801 East Beltline NE
Grand Rapids, MI 49525
Carroll M. Shoffner                                                  2,511,730(4)             12.5%
5631 S. NC 62
Burlington, NC 27215
J.P. Morgan Chase & Co. Incorporated                                 1,080,400(5)              5.4%
270 Park Avenue
New York, NY 10017

-------------------------
(1) Except as otherwise indicated by footnote, each named person has sole voting and investment power with respect to the shares indicated.

(2) Shares outstanding for this calculation include 197,500 shares which are subject to options exercisable in 60 days, 21,563 shares which are subject to issuance under the Director Retainer Stock Plan, and 98,224 shares which are subject to issuance under a Deferred Compensation Plan.

(3) Includes 37,500 shares which may be acquired by Mr. Secchia pursuant to options exercisable within 60 days. Also includes 50,000 shares owned by Mr. Secchia's wife; 693,348 shares held by limited liability companies of which Mr. Secchia is a member; 1,493,439 shares held by a family limited partnership of which Mr. Secchia is a partner; 100,000 shares held by a family foundation; and 1,730 shares which are subject to issuance under a Deferred Compensation Plan.

(4) Includes 548,500 shares held by a charitable remainder unitrust of which Carroll Shoffner and Jacqueline Shoffner are lifetime beneficiaries.

(5) Based on form 13G/A, as amended, filed by the named person, as of December 31, 2000. Includes 67,200 shares which the named person does not have the power to vote, and 5,500 shares which the named person does not have the power to dispose of.

                       SECURITIES OWNERSHIP OF MANAGEMENT

    The following table contains information with respect to ownership of the Company's Common Stock by all directors, nominees for election as director, executive officers named in the tables under the caption "Executive Compensation," and all executive officers and directors as a group. The information in this table was furnished by the Company's officers, directors and nominees for election of directors, and represents the Company's understanding of circumstances in existence as of March 1, 2001.

                          NAME OF                                 AMOUNT AND NATURE OF        PERCENT
                      BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP (1)    OF CLASS (2)
--------------------------------------------------------------------------------------------------------
Peter F. Secchia                                                      4,055,810(3)             20.3%
Carroll M. Shoffner                                                   2,511,730(4)             12.5%
William G. Currie                                                       729,150(5)(6)           3.6%
Michael B. Glenn                                                        296,771(5)(7)           1.5%
Robert K. Hill                                                          181,717(5)(7)          *
Gary A. Wright                                                          104,300(8)             *
Jeff A. Higgs                                                            16,192                *
John W. Garside                                                          27,750                *
Louis A. Smith                                                           22,476(9)             *
John C. Canepa                                                           12,993(9)             *
Philip M. Novell                                                         10,594(9)             *
All directors and executive officers as a group (17 persons)          8,111,173(2)(5)(9)       40.5%

-------------------------
 *  Less than one percent (1%).

(1) Except as otherwise indicated by footnote, each named person has sole voting and investment power with respect to the shares indicated.

(2) Shares outstanding for this calculation include 197,500 shares which are subject to options exercisable in 60 days, 21,563 shares which are subject to issuance under the Director Retainer Stock Plan, and 98,224 shares which are subject to issuance under a Deferred Compensation Plan.

(3) Includes 37,500 shares which may be acquired by Mr. Secchia pursuant to options exercisable within 60 days. Also includes 50,000 shares owned by Mr. Secchia's wife; 693,348 shares held by limited liability companies of which Mr. Secchia is a member; 1,493,439 shares held by a family limited partnership of which Mr. Secchia is a partner; 100,000 shares held by a family foundation; and 1,730 shares which are subject to issuance under a Deferred Compensation Plan.

(4) Includes 548,500 shares held by a charitable remainder unitrust of which Carroll Shoffner and Jacqueline Shoffner are lifetime beneficiaries.

(5) Seventeen current and former employees of the Company, including Messrs. Currie, Glenn and Hill, along with other executive officers of the Company, are partners of a general partnership that owns 92,650 shares of the Company's Common Stock. The terms of this Partnership Agreement provide that Mr. Currie has the authority to vote all the shares held by the partnership. Each partner is deemed to have beneficial ownership of all the shares held by this partnership.

(6) Includes 75,000 shares which may be acquired by Mr. Currie pursuant to options exercisable within 60 days. Also includes 1,078 shares which are subject to issuance under a Deferred Compensation Plan.

(7) Includes shares subject to issuance under a Deferred Compensation Plan for Mr. Glenn and Mr. Hill who hold 212 shares and 18,506 shares, respectively, through such plan.

(8) Includes 5,000 shares which may be acquired by Mr. Wright pursuant to options exercisable within 60 days.

(9) Includes shares obtained through the Company's Director Retainer Stock Plan for Mr. Smith, Mr. Novell, and Mr. Canepa who hold 8,876 shares, 8,194 shares, and 4,493 shares, respectively, through such plan.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table shows certain information concerning the compensation for the Chief Executive Officer and the Company's four most highly compensated executive officers for fiscal 2000 (the "Named Executives"), and their compensation for 1999 and 1998:

                                                  ANNUAL COMPENSATION                   LONG-TERM
                                     ----------------------------------------------   COMPENSATION
                                                                          OTHER        SECURITIES
                                                                          ANNUAL       UNDERLYING        ALL OTHER
    PRINCIPAL POSITION        YEAR   SALARY (1)      BONUS (1)(2)      COMPENSATION   OPTIONS/SAR'S   COMPENSATION (3)
----------------------------------------------------------------------------------------------------------------------
William G. Currie             2000    $418,333         $740,000                0              0            $7,258
Chief Executive Officer       1999     397,229          768,000                0              0             8,734
and Vice Chairman of          1998     366,333          637,000                0              0             9,645
the Board
Michael B. Glenn              2000     295,563          510,000                0         18,000             7,258
President and Chief           1999     245,770          507,000                0              0             8,734
Operating Officer             1998     231,666          477,726                0              0             9,645
Robert K. Hill                2000     230,330          500,000                0         12,000             7,258
President                     1999     211,000          415,000          $50,000(4)           0             8,734
Universal Forest Products     1998     198,333          341,259                0              0             9,645
Western Division
Jeff A. Higgs                 2000     169,587          543,674(5)             0              0             7,258
Executive Vice President      1999     141,666          416,000(5)             0         25,000             8,734
Western Division              1998      70,128(6)       186,807(5)             0              0             2,144
Gary A. Wright                2000     250,000          320,781(7)             0              0             5,100
President                     1999     250,000          412,382(7)             0              0             4,800
Shoffner Industries, L.L.C    1998     199,520(8)       342,597(7)             0         50,000                 0

-------------------------
(1) Includes amounts deferred by Named Executives, including amounts deferred under the Company's 401(k) Plan.

(2) Includes annual bonus payments under performance-based bonus plans tied to the Company's operating profit and return on investment, which covers substantially all salaried employees. The bonus amounts herein represent the amounts earned in each respective year, which are paid in the subsequent year.

(3) The amounts set forth in this column represent Company contributions to the Company's Profit Sharing and 401(k) Plan. Subject to certain age and service requirements, all employees of the Company and its subsidiaries are eligible to participate in the Plan. A subsidiary acquired during 1998 has a separate retirement plan.

(4) Represents amounts paid in 1999 as a result of Mr. Hill's relocation to Colorado.

(5) Includes bonus based on the performance of the facilities acquired from Advanced Component Systems, Inc., of which Mr. Higgs was President.

(6) As a result of the Company's acquisition of Advanced Component Systems, Inc., Mr. Higgs became an employee of the Company on April 20, 1998.

(7) Includes production bonuses paid pursuant to Shoffner Industries, L.L.C.'s production bonus plan.

(8) As a result of the Company's merger with Shoffner Industries, Inc., Mr. Wright became an employee of the Company on March 30, 1998.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information regarding stock options granted to the Named Executives during the preceding fiscal year:

                                                   INDIVIDUAL GRANTS
                          --------------------------------------------------------------------
                          NUMBER OF SECURITIES    PERCENT OF OPTIONS    EXERCISE
                           UNDERLYING OPTIONS       GRANTED TO ALL       PRICE                     GRANT DATE
                                GRANTED              EMPLOYEES IN        ($/SH)     EXPIRATION    PRESENT VALUE
      EXECUTIVE                  (#)(1)              FISCAL YEAR          (2)          DATE            (3)
---------------------------------------------------------------------------------------------------------------
Michael B. Glenn                 6,000                   1.2%           $12.500     03/31/2004       $19,359
                                 6,000                   1.2%           $12.500     03/31/2007       $28,962
                                 6,000                   1.2%           $12.500     03/31/2010       $36,072
Robert K. Hill                   4,000                   0.8%           $12.500     03/31/2004       $12,906
                                 4,000                   0.8%           $12.500     03/31/2007       $19,308
                                 4,000                   0.8%           $12.500     03/31/2010       $24,048

-------------------------
(1) The options granted under this plan may be exercised beginning in 2003.

(2) The exercise price equals or exceeds the fair market value of the Company stock as of the grant date of January 31, 2000.

(3) Based on the Black-Scholes option valuation model assuming volatility is 27.21%, risk-free rate of return is 6.2%, dividend yield is 0.40%, and time of exercise is 30 days prior to expiration of option. The Black-Scholes option valuation model is an alternative suggested by the Securities and Exchange Commission, and the Company neither endorses this particular model, nor necessarily agrees with this method for valuing options. The actual value of the options, if any, will depend on the market value of the Company's common stock subsequent to the date the options become exercisable.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

    The following table sets forth information regarding the exercise of options in the last fiscal year by the Named Executives.

                                                              NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                   UNDERLYING                 IN-THE-MONEY OPTIONS
                           SHARES                            UNEXERCISED OPTIONS AT             AT DECEMBER 30,
                         ACQUIRED ON        VALUE             DECEMBER 30, 2000(#)                 2000($)(2)
      EXECUTIVE          EXERCISE(#)    REALIZED($)(1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------
William G. Currie             0               0                0            75,000             0            656,250
Michael B. Glenn              0               0                0            53,000             0            287,250
Robert K. Hill                0               0                0            47,000             0            282,750
Jeff A. Higgs                 0               0                0            25,000             0           (350,050)
Gary A. Wright                0               0                0            50,000             0           (517,687)

-------------------------
(1) Represents the aggregate market value of shares at the time of exercise less the aggregate exercise price paid by the Named Executives.

(2) Values based on the difference between the closing market price of the Company's stock as of December 30, 2000 ($13.25) and the exercise price of the options.

                             AUDIT COMMITTEE REPORT

    The Audit Committee (the "Committee"), composed entirely of independent directors, oversees the Company's financial reporting process on behalf of the Board of Directors. The full responsibilities of the Committee are set forth in the Audit Committee Charter, which was approved by the Board of Directors on January 17, 2001, and is attached to this Proxy Statement as Appendix A.

    The Committee has reviewed and discussed with management the Company's audited financials statements as of and for the year ended December 30, 2000.

    The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

    The Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

    Based on the reviews and discussions referred to above, the Committee recommends to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 30, 2000.
                                          John C. Canepa, Audit Committee Chair
                                          Louis A. Smith, Audit Committee Member
                                          Philip M. Novell, Audit Committee
                                          Member

                  PERSONNEL AND COMPENSATION COMMITTEE REPORT

    The Personnel and Compensation Committee (the "Committee") of the Board of Directors has furnished the following report on executive compensation:

    During 2000, the Company maintained its compensation program in accordance with the following Committee goals:

    A. Reasonable and appropriate base salaries, based upon job duties.

    B. Incentive compensation tied to return on investment with appropriate adjustments for achievement of specified Company goals.

    C. Stock options for executives which align interests of the employees with interests of the shareholders.

    The Committee has determined that the following categories will best motivate Company executives to achieve the Company goals:

    BASE SALARIES. Annual base salaries are based on past and present corporate and individual performance, with reference to base salary data of similar-sized corporations and industry competitors so such salaries are generally competitive in the market place. Salary comparisons with peer group companies are reviewed and analyzed to account for differences in size and business complexity among peer companies.

    The Committee has complete discretion in determining base salary amounts (including the grant and amount of any annual discretionary incentive payments or stock option awards), regardless of whether corporate or individual performance goals are achieved. The Committee exercised this discretion in setting base salaries for 2000.

    Each year the Committee reviews, with the Chief Executive Officer, and approves, with such modifications as it may deem appropriate, an annual salary adjustment target for executives for the ensuing February 1 to January 31, based on current available survey data, cost of living factors and performance judgments as to the past and expected future contributions of the individual officers.

    INCENTIVE COMPENSATION. The Company relies heavily on annual incentive compensation to attract and retain Company officers and other key employees of outstanding abilities, and to motivate them to perform to the full extent of their abilities. The Company's incentive compensation system in 2000 focused on Return on Investment ("ROI"). For Mr. Hill, his 2000 bonus is based on the ROI of his operations. Mr. Higgs received a bonus based on the performance of the facilities acquired by the Company from Advanced Component Systems, Inc. as well as a bonus based on the ROI of the Company's Western Division site-built facilities which he oversees.

Mr. Wright's bonus is based on the pretax operating profit of Shoffner Industries, L.L.C. which was the method utilized by Shoffner Industries prior to its acquisition by the Company in March of 1998. For Messrs. Currie and Glenn, incentive compensation is based entirely on the ROI of the Company as a whole.

    CHIEF EXECUTIVE. The Committee annually reviews and establishes the base salary of the Chief Executive Officer. His salary is based on comparable compensation data, the Committee's assessment of his past performance and its expectation as to his future contributions in leading the Company and its businesses. The Chief Executive Officer's base salary fell within the middle-range of the salaries of comparable executives. When compared with the peer group of the Company (as discussed under "Stock Performance Graph"), the Chief Executive Officer's base salary fell in the upper quartile of the peer group. The Committee has complete discretion in setting base salary for Mr. Currie, who does not have an employment agreement with the Company.

    The Chief Executive Officer's incentive bonus amount for 2000 was based upon performance determined under the Company's Performance Bonus Plan. The Chief Executive Officer's bonus for 2000 reflects the Company's overall ROI performance resulting from slightly lower earnings achieved in 2000, as compared to 1999.

    INCENTIVE BONUS PROGRAM. For fiscal 2001, the Company will continue to use the ROI based Performance Bonus Plan. By basing the individual's incentive compensation on the ROI generated by the profit center(s), the individual is rewarded for properly managing assets, increasing cash flow and obtaining higher net margins. A discretionary bonus component is available for salaried personnel at operations which have not yet hit the ROI target, but which demonstrate improvement over the previous year.

    For the Chief Executive and the other Named Executives, incentive compensation will be paid as provided in the Performance Bonus Plan, as approved by the Committee. For 2001, bonus compensation as determined under the Performance Bonus Plan may be adjusted depending on the Named Executive's achievement of specified performance goals.

    The Company's policy is to pay all earned compensation regardless of whether it exceeds the One Million Dollar ($1,000,000.00) limitation on compensation deductions set forth in Section 162(m) of the Internal Revenue Code. To ensure the maximum tax deductibility for the Company, the Company received shareholder approval of its Performance Bonus Plan at its 1999 Annual Meeting of Shareholders.

    The Committee recognizes that as the strategic objectives of the Company are modified and refined, the compensation formulas must also be refined to maintain the direct correlation between individual compensation and Company performance.

    This report has been furnished by the members of the Board of Directors' Personnel and Compensation Committee.

                                          John W. Garside, Chairman
                                          John C. Canepa

    The reports of the Audit Committee and the Personnel and Compensation Committee shall not be deemed incorporated by reference in any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK PERFORMANCE GRAPHS

    The following graph depicts the cumulative total return on the Company's Common Stock compared to the cumulative total return on the indices for The NASDAQ Stock Market(sm) (all U.S. companies) and an industry peer group selected by the Company. The graph assumes an investment of $100.00 on December 29, 1995 and reinvestment of dividends in all cases.

                              [PERFORMANCE GRAPH]

                                              12/1995  12/1996  12/1997  12/1998  12/1999  12/2000
# Universal Forest Products, Inc.               100.0    140.2    138.2    213.4    140.7    142.9
* Nasdaq Stock Market (US Companies)            100.0    123.6    145.5    210.3    386.5    238.4
- Self-Determined Peer Group                    100.0    105.1    108.5    100.9    122.1     74.1

    The companies included in the Company's self-determined industry peer group are as follows:

Armstrong World Industries, Inc.                                Kevco, Inc.
Building Materials Holding Co.                                  Louisiana Pacific Corp.
Georgia Pacific Corp.                                           Patrick Industries

    The returns of each company included in the self-determined peer group are weighted according to each respective company's stock market capitalization at the beginning of each period presented in the graph above.

    TJ International Inc., which was formerly considered a peer group company, was acquired by Weyerhaeuser Co. during 2000. Kevco, Inc. filed a petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code on February 5, 2001.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires directors, executive officers and greater than 10% beneficial owners to file reports of ownership and changes in ownership of shares of Common Stock with the Securities and Exchange Commission, and applicable regulations require them to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon review of the copies of such reports furnished to the Company, or written representations that no such reports were required, all Section 16(a) filing requirements applicable to the reporting persons were complied with.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Audit Fees. The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 30, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year were $207,000.

    Financial Information Systems Design and Implementation Fees. Deloitte did not perform any information technology services relating to financial information systems design and implementation in fiscal year 2000.

    All Other Fees. The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above for the fiscal year ended December 30, 2000, were $91,700.

    The Audit Committee of the Board of Directors does not believe the "other fees" referenced above have an adverse effect on Deloitte's independence.

    Representatives of Deloitte are expected to be present at the annual meeting, will have an opportunity to make a statement and are expected to be able to respond to appropriate questions from the shareholders.

                           AVAILABILITY OF FORM 10-K

    Shares of the Company's stock are traded under the symbol UFPI on The NASDAQ Stock Market(SM). The Company's 10-K Report filed with the Securities and Exchange Commission will be provided free of charge to any shareholder upon written request. Significant financial information is available on the Company's web site at http://www.ufpi.com. For more information, contact the Investor Relations Department, 2801 East Beltline NE, Grand Rapids, Michigan 49525.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company no later than November 22, 2001, to be considered for inclusion in the proxy materials relating to that meeting. Proposals of shareholders should be addressed to the attention of Secretary, 2801 East Beltline NE, Grand Rapids, Michigan 49525. If the Company receives notice of a shareholder proposal after February 4, 2002, the persons named as proxies for the 2002 Annual Meeting of Shareholders will have discretionary voting authority to vote on that proposal at the meeting.

                           FUTURE PROXY SOLICITATION

    The Company has expanded its use of the Internet to solicit proxies from its shareholders. As stated on the Notice of Annual Meeting, the Company will also accept voting by telephone or via electronic mail. If, in the future, you are interested in accepting proxy solicitations via the Internet, visit the Company's web site at http://www.ufpi.com, and request to be put on the e-mail list by clicking on the "Information Request" icon and follow the instructions to have the proxy notification sent to you via e-mail.
March 20, 2001
                                          By Order of the Board of Directors,

                                          /s/ Matthew J. Missad
                                          Matthew J. Missad, Secretary

                                                                      APPENDIX A

                        UNIVERSAL FOREST PRODUCTS, INC.
                            AUDIT COMMITTEE CHARTER
                           Effective January 17, 2001

ROLE:

    The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities for management's conduct of the Company's financial reporting processes.

MEMBERSHIP AND MEETINGS:

    The Audit Committee shall be comprised of not less than three (3) members of the Board of Directors. The Committee's composition will meet the requirements of the NASDAQ. Accordingly, the members of the Audit Committee will be directors:

    - None of whom have any relationship to the Company that may interfere with the exercise of independence from management and the Company; and

    - All of whom, as determined by the Board of Directors in its business judgment, are financially literate or will become financially literate within a reasonable period of time after appointment to the Committee and at least one of whom, as so determined by the Board of Directors, has accounting or related financial management expertise.

    The Audit Committee will establish its meeting schedule, including executive sessions with management, internal auditors and the outside auditors.

RESPONSIBILITIES:

    The Company's management is responsible for preparing the Company's financial statements and the outside auditors are responsible for auditing the financial statements. Additionally, the Company's financial management, including the internal audit staff as well as the outside auditors, have more time, knowledge and more detailed information of the Company than does the Audit Committee. Consequently, the Audit Committee's role is one of oversight and does not provide any expert assurance or certification as to the Company's financial statements or the work of the outside auditors or that of the internal audit staff. However, the outside auditors and the director of internal audit are ultimately accountable to the Board of Directors and the Audit Committee.

    The following functions are the common recurring activities of the Audit Committee in carrying out its oversight function:

    - The Audit Committee will review and discuss with management the audited financial statements.

    - The Audit Committee will discuss with the auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

    - The Audit Committee will obtain annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

    - The Audit Committee will discuss with management, the internal auditors and the outside auditors the adequacy of the Company's internal controls.

    - The Audit Committee will oversee internal audit activities, including discussing with management and the internal auditors the internal audit function's organization, objectivity, responsibilities, plans, results, budgets and staffing.

    - The Audit Committee, based on the above review and discussions, will make a recommendation to the Board of Directors as to the inclusion of the Company's audited financial statements in the Company's Annual Report to the Securities and Exchange Commission on Form 10-K.

    - The Audit Committee will discuss with a representative of management and the independent auditors the interim financial information contained in the Company's Quarterly Report on Form 10-Q prior to its filing. These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.

    - The Audit Committee will issue annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

    - The Audit Committee has the responsibility to evaluate the outside auditor and to recommend to the Board of Directors the retention of and, where appropriate, replacement of the outside auditors.

    - The Audit Committee will review the adequacy of this Charter on an annual basis and recommend any changes believed to be appropriate to the Board of Directors.

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                         UNIVERSAL FOREST PRODUCTS, INC.

                                 APRIL 18, 2001

                Please Detach and Mail in the Envelope Provided

A /X/  PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE.

             FOR the nominees             WITHHOLD
              listed at right             AUTHORITY
           (except as marked to   to vote for all nominees
           the contrary below)       listed at right
1. DIRECTORS TO                                             NOMINEES:  William G. Currie    This Proxy, when properly
   BE            / /                         / /                                            executed, will be voted in the
   ELECTED BY                                                          Philip M. Novell     manner directed herein by the
   HOLDERS OF COMMON STOCK                                                                  undersigned shareholder. IF NO
                                                                                            DIRECTION IS MADE, THIS PROXY
(Instruction:  To withhold authority to vote for any                                        WILL BE VOTED FOR ALL NOMINEES
individual nominee, strike a line through the nominee's                                     LISTED IN PROPOSAL 1.
name in the list at right.)
                                                                                            PLEASE DATE, SIGN AND RETURN PROMPTLY.



SIGNATURE(S) ____________________________________________________________________________________  DATE: _________________________

NOTE:   Please sign exactly as name appears hereon. When shares are given by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                         UNIVERSAL FOREST PRODUCTS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Peter F. Secchia and Matthew J. Missad as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Universal Forest Products, Inc. held of record by the undersigned on March 1, 2001 at the Annual Meeting of Shareholders to be held April 18, 2001, and at any adjournment thereof.

                         (TO BE SIGNED ON REVERSE SIDE)

                        ANNUAL MEETING OF SHAREHOLDERS OF

                         UNIVERSAL FOREST PRODUCTS, INC.

                                 April 18, 2001

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
PLEASE CALL TOLL-FREE 1-800-PROXIES AND FOLLOW THE INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AND THE PROXY CARD AVAILABLE WHEN YOU CALL.

TO VOTE BY INTERNET
PLEASE ACCESS THE WEB PAGE AT "WWW.VOTEPROXY.COM" AND FOLLOW THE ON-SCREEN INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AVAILABLE WHEN YOU ACCESS THE WEB PAGE.

YOUR CONTROL NUMBER IS    -------->    _________________________________

                 Please Detach and Mail in the Envelope Provided

A /X/  PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE.

             FOR the nominees             WITHHOLD
              listed at right             AUTHORITY
           (except as marked to   to vote for all nominees
           the contrary below)       listed at right
1. DIRECTORS TO                                             NOMINEES:  William G. Currie    This Proxy, when properly
   BE            / /                         / /                                            executed, will be voted in the
   ELECTED BY                                                          Philip M. Novell     manner directed herein by the
   HOLDERS OF COMMON STOCK                                                                  undersigned shareholder. IF NO
                                                                                            DIRECTION IS MADE, THIS PROXY
(Instruction:  To withhold authority to vote for any                                        WILL BE VOTED FOR ALL NOMINEES
individual nominee, strike a line through the nominee's                                     LISTED IN PROPOSAL 1.
name in the list at right.)
                                                                                            PLEASE DATE, SIGN AND RETURN PROMPTLY.



SIGNATURE(S) ____________________________________________________________________________________  DATE: _________________________

NOTE:   Please sign exactly as name appears hereon. When shares are given by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.